BAGELL JOESEPHS                                                                                                                                              High Ridge Commons
& COMPANY, L.L.C.                                                                                                                                              Suites 400-403
Certified Public Accountants                                                                                                                                    200 Haddonfield Berling Road
                                                                                                                                                                                   Gibbsboro, New Jersey 08026
                                                                                                                                                                                    P:  856-346-2828
                                                                                                                                                                                    F:  856-346-2882

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated as of November 2, 2004, which appears in the Aero Marine Engine, Inc. Annual Report, as amended, on Form 10-KSB/A filed on February 14, 2005 for the fiscal year ended June 30, 2004, which is incorporated herein by reference.

                                                                                            /s/ Bagell Josephs & Company, L.L.C.

Bagell Josephs & Company, L.L.C.
Gibbsboro, New Jersey

Member of American Institute of Certified Public Accountants (AICPA), SEC Practice Section of the AICPA (SECPS)
New Jersey Society of Certified Public Accountants, Pennsylvania Institute of Certified Public Accountants, Florida State Board of Accountancy.